Exhibit 99.6

JOINT FILING AGREEMENT

Under Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Schedule 13D with respect to the shares of common stock, par value $0.01 per share (the “Common Stock”), and the Common Stock issuable upon the conversion of the 6.25% Series E Cumulative Convertible Preferred Stock, par value $0.01 per share, of Condor Hospitality Trust, Inc. beneficially owned by each of them.

This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13D.

IN WITNESS WHEREOF, the undersigned executed this Joint Filing Agreement as of July 31, 2019.

NEXPOINT HOSPITALITY TRUST

By:	/s/ Brian Mitts
Name:	Brian Mitts
Title:	Corporate Secretary

NHT OPERATING PARTNERSHIP, LLC

By:	NHT OPERATING PARTNERSHIP GP, LLC, its manager

	By:	/s/ Neil Labatte
	Name:	Neil Labatte
	Title:	Sole Member

NHT REIT MERGER SUB, LLC

By:	/s/ Brian Mitts
Name:	Brian Mitts
Title:	Chief Financial Officer and Secretary

NHT OPERATING PARTNERSHIP II, LLC

By:	/s/ Brian Mitts
Name:	Brian Mitts
Title:	Chief Financial Officer and Secretary